UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 5, 2021

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 5, 2021, Nelnet, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the previously reported Second Amended and Restated Credit Agreement dated as of December 16, 2019 (the “Credit Agreement”) for the Company’s $455.0 million unsecured line of credit with U.S. Bank National Association, as agent for the lenders, and the lender parties thereto.
Under the Amendment, certain provisions of the Credit Agreement were modified to allow the Company to enter into a series of planned transactions, both directly and indirectly through subsidiaries and joint ventures, involving the previously reported purchase of portfolios of private education loans from Wells Fargo Bank and entering into certain warehouse, securitization, and other related transactions with respect to such purchase of loans (hereafter referred to as the “Portfolio Transactions”). The provisions modified to allow for the Portfolio Transactions related to allowable recourse indebtedness, allowable liens, sale of assets, and the limitation on the amount of non-FFELP loans the Company may own under the Credit Agreement.
The line of credit size of $455.0 million and the cost of funds did not change as part of the Amendment.
The foregoing summary of the Amendment does not purport to be a complete description of all of the provisions of the Amendment, and is qualified in its entirety by the full text of the Amendment, a copy of which is filed with this report as Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information with respect to the amendment to the $455.0 million unsecured line of credit discussed under Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed or furnished as part of this report:

Exhibit No.	Description

10.1*
Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of March 5, 2021 among Nelnet, Inc., the various Lenders signatory thereto, and U.S. Bank National Association, as administrative agent for the Lenders.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

* Filed herewith

Forward-looking and cautionary statements
This report contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “expect,” “intend,” “may,” “planned,” “potential,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: risks and uncertainties related to the planned transactions associated with the sale by Wells Fargo of its private education loan portfolio, including risks and uncertainties related to the pending nature of the transactions and the expected benefits from the transactions; and other risks and uncertainties set forth in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: March 10, 2021                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer